Exhibit 99.1



                                                                 EXECUTION COPY
                                                                 --------------



                          AGREEMENT AND PLAN OF MERGER


                                 by and between


                        FLEETBOSTON FINANCIAL CORPORATION


                                       and


                           BANK OF AMERICA CORPORATION


                              ---------------------



                          DATED AS OF OCTOBER 27, 2003




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                                TABLE OF CONTENTS



                                    ARTICLE I

                                   THE MERGER

      1.1.     The Merger......................................................2
      1.2      Effective Time..................................................2
      1.3      Effects of the Merger...........................................2
      1.4      Conversion of FleetBoston Capital Stock.........................2
      1.5      Bank of America Capital Stock...................................4
      1.6      Bank of America Mirror Preferred Stock..........................4
      1.7      Options and SARs; Other Stock-Based Awards......................4
      1.8      Certificate of Incorporation of Bank of America.................6
      1.9      ByLaws of Bank of America.......................................6
      1.10     Tax Consequences................................................6
      1.11     Certain Post-Closing Matters....................................6

                                   ARTICLE II

                               EXCHANGE OF SHARES

      2.1      Bank of America to Make Shares Available........................7
      2.2      Exchange of Shares..............................................7

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF FLEETBOSTON

      3.1      Corporate Organization.........................................10
      3.2      Capitalization.................................................11
      3.3      Authority; No Violation........................................12
      3.4      Consents and Approvals.........................................13
      3.5      Reports........................................................14
      3.6      Financial Statements...........................................14
      3.7      Broker's Fees..................................................15
      3.8      Absence of Certain Changes or Events...........................15
      3.9      Legal Proceedings..............................................15
      3.10     Taxes and Tax Returns..........................................15
      3.11     Employees......................................................16
      3.12     SEC Reports....................................................18
      3.13     Compliance with Applicable Law.................................18
      3.14     Certain Contracts..............................................19
      3.15     Agreements with Regulatory Agencies............................19
      3.16     Interest Rate Risk Management Instruments......................20


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      3.17     Undisclosed Liabilities........................................20
      3.18     Environmental Liability........................................20
      3.19     State Takeover Laws; FleetBoston Rights Agreement..............20
      3.20     Reorganization.................................................21
      3.21     Opinions.......................................................21
      3.22     FleetBoston Information........................................21

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF BANK OF AMERICA

      4.1      Corporate Organization.........................................22
      4.2      Capitalization.................................................22
      4.3      Authority, No Violation........................................23
      4.4      Consents and Approvals.........................................24
      4.5      Reports........................................................25
      4.6      Financial Statements...........................................25
      4.7      Broker's Fees..................................................26
      4.8      Absence of Certain Changes or Events...........................26
      4.9      Legal Proceedings..............................................26
      4.10     Taxes and Tax Returns..........................................26
      4.11     SEC Reports....................................................27
      4.12     Compliance with Applicable Law.................................27
      4.13     Agreements with Regulatory Agencies............................28
      4.14     Interest Rate Risk Management Instruments......................28
      4.15     Undisclosed Liabilities........................................29
      4.16     Environmental Liability........................................29
      4.17     State Takeover Laws............................................29
      4.18     Reorganization.................................................29
      4.19     Opinions.......................................................29
      4.20     Bank of America Information....................................30

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

      5.1      Conduct of Businesses Prior to the Effective Time..............30
      5.2      FleetBoston Forbearances.......................................30
      5.3      Bank of America Forbearances...................................33

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      6.1      Regulatory Matters.............................................33
      6.2      Access to Information..........................................34
      6.3      Shareholder Approvals..........................................35


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      6.4      Legal Conditions to Merger.....................................35
      6.5      Affiliates.....................................................35
      6.6      NYSE Listing...................................................36
      6.7      Employee Matters...............................................36
      6.8      Indemnification; Directors' and Officers' Insurance............37
      6.9      Additional Agreements..........................................38
      6.10     Advice of Changes..............................................38
      6.11     Dividends......................................................38
      6.12     Exemption from Liability Under Section 16(b)...................38
      6.13     No Solicitation................................................39
      6.14     Restructuring Efforts..........................................41

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

      7.1      Conditions to Each Party's Obligation To Effect the Merger.....41
      7.2      Conditions to Obligations of Bank of America...................42
      7.3      Conditions to Obligations of FleetBoston.......................43

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

      8.1      Termination....................................................43
      8.2      Effect of Termination..........................................44
      8.3      Amendment......................................................44
      8.4      Extension; Waiver..............................................45

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1      Closing........................................................45
      9.2      Standard.......................................................45
      9.3      Nonsurvival of Representations, Warranties and Agreements......46
      9.4      Expenses.......................................................46
      9.5      Notices........................................................46
      9.6      Interpretation.................................................47
      9.7      Counterparts...................................................47
      9.8      Entire Agreement...............................................47
      9.9      Governing Law..................................................47
      9.10     Publicity......................................................48
      9.11     Assignment; Third Party Beneficiaries..........................48

Exhibit A - FleetBoston Stock Option Agreement
Exhibit B - Bank of America Stock Option Agreement


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Exhibit C - Form of Affiliate Letter


                                      -iv-

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                             INDEX OF DEFINED TERMS


                                                                        Section
                                                                        -------
Acquisition Proposal..........................................          6.13(a)
Agreement.....................................................         Preamble
Alternative Transaction.......................................          6.13(a)
Articles of Merger............................................            1.2
Assumed SAR...................................................           1.7(a)
Assumed Stock-Based Award.....................................           1.7(b)
Assumed Stock Option..........................................           1.7(a)
Bank of America...............................................         Preamble
Bank of America 10-Q..........................................            4.6
Bank of America Capital Stock.................................            1.5
Bank of America Certificate...................................           4.1(a)
Bank of America Common Stock..................................           1.4(a)
Bank of America Convertible Preferred.........................           4.2(a)
Bank of America Disclosure Schedule...........................          Art. IV
Bank of America Mirror Preferred Stock........................           1.4(b)
Bank of America Preferred Stock...............................           4.2(a)
Bank of America Regulatory Agreement..........................            4.13
Bank of America Reports.......................................            4.11
Bank of America Stock Plans...................................           4.2(a)
Bank of America Subsidiary....................................           3.1(c)
Bank of America 2002 10-K.....................................            4.6
Benefits Transition Date......................................           6.7(a)
BHC Act.......................................................           3.1(b)
Certificate...................................................           1.4(c)
Certificate of Merger.........................................            1.2
Closing.......................................................            9.1
Closing Date..................................................            9.1
Code..........................................................          Recitals
Confidentiality Agreement.....................................           6.2(b)
Convertible Note Agreement....................................            3.2
Covered Employees.............................................           6.7(a)
DGLC..........................................................           1.1(a)
DPC Common Shares.............................................           1.4(a)
DPC Preferred Shares..........................................           1.4(b)
DPC Shares....................................................           1.4(b)
Effective Time................................................            1.2
ERISA.........................................................          3.11(c)
Exchange Act..................................................            3.6
Exchange Agent................................................            2.1
Exchange Fund.................................................            2.1
Exchange Ratio................................................           1.4(a)


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Federal Reserve Board.........................................            3.4
FleetBoston...................................................         Preamble
FleetBoston 10-Q..............................................            3.6
FleetBoston Articles..........................................           3.1(b)
FleetBoston Benefit Plans.....................................          3.11(a)
FleetBoston Bylaws............................................           3.1(b)
FleetBoston Capital Stock.....................................           1.4(b)
FleetBoston Common Stock......................................           1.4(a)
FleetBoston Contract..........................................            3.14
FleetBoston Disclosure Schedule...............................         Art. III
FleetBoston DRIP..............................................           1.7(d)
FleetBoston ERISA Affiliate...................................          3.11(c)
FleetBoston ESPP..............................................           1.7(d)
FleetBoston Insiders..........................................            6.12
FleetBoston Preferred Stock...................................            3.2
FleetBoston Regulatory Agreement..............................            3.15
FleetBoston Reports...........................................            3.12
FleetBoston Rights Agreement..................................           1.4(a)
FleetBoston SAR...............................................           1.7(a)
FleetBoston Stock-Based Award.................................           1.7(b)
FleetBoston Stock Plans.......................................           1.7(a)
FleetBoston Stock Purchase Plans..............................           1.7(d)
FleetBoston Stock Option......................................           1.7(a)
FleetBoston Shareholder Rights................................           1.4(a)
FleetBoston Subsidiary........................................           3.1(c)
FleetBoston 2002 10-K.........................................            3.6
Form S-4......................................................            3.4
GAAP..........................................................           3.1(c)
Governmental Entity...........................................            3.4
HSR Act.......................................................            3.4
Indemnified Parties...........................................            6.8
Injunction....................................................           7.1(e)
IRS...........................................................          3.10(a)
Joint Proxy Statement.........................................            3.4
Liens.........................................................           3.2(b)
Material Adverse Effect.......................................           3.1(a)
Merger........................................................          Recitals
Merger Consideration..........................................           1.1(b)
NYSE..........................................................           2.2(e)
Other Regulatory Approvals....................................            3.4
Regulatory Agencies...........................................            3.5
Requisite Regulatory Approvals................................           7.1(c)
RIBCA.........................................................           1.1(a)
SBA...........................................................            3.4


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SEC...........................................................            3.4
Section 16 Information........................................            6.12
Securities Act................................................            3.12
SRO...........................................................            3.4
Stock Option Agreements.......................................          Recitals
Subsidiary....................................................           3.1(c)
Surviving Corporation.........................................          Recitals
Takeover Statute..............................................          3.19(a)
Tax(es).......................................................          3.10(b)
Trust Account Common Shares...................................           1.4(a)
Trust Account Preferred Shares................................           1.4(b)
Trust Account Shares..........................................           1.4(b)





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




                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of October 27, 2003 (this "Agreement"), by and between FLEETBOSTON FINANCIAL CORPORATION, a Rhode Island corporation ("FleetBoston"), and BANK OF AMERICA CORPORATION, a Delaware corporation ("Bank of America").

                              W I T N E S S E T H:

                  WHEREAS, the Boards of Directors of FleetBoston and Bank of America have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for in this Agreement in which FleetBoston will, on the terms and subject to the conditions set forth in this Agreement, merge with and into Bank of America (the "Merger"), so that Bank of America is the surviving corporation in the Merger (sometimes referred to in such capacity as the "Surviving Corporation"); and

                  WHEREAS, for Federal income Tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a "plan of reorganization" for purposes of Sections 354 and 361 of the Code; and

                  WHEREAS, as an inducement and condition to Bank of America's entering into this Agreement, FleetBoston is granting to Bank of America an option pursuant to a stock option agreement in the form set forth in Exhibit A (the "FleetBoston Stock Option Agreement"), and as an inducement and condition to FleetBoston's entering into this Agreement, Bank of America is granting to FleetBoston an option pursuant to a stock option agreement in the form set forth in Exhibit B (the "Bank of America Stock Option Agreement" and, together with the FleetBoston Stock Option Agreement, the "Stock Option Agreements"); and

                  WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

                  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

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                                    ARTICLE I


                                   THE MERGER

                1.1 THE MERGER. (a) Subject to the terms and conditions of this Agreement, in accordance with the Rhode Island Business Corporation Act (the "RIBCA") and the Delaware General Corporation Law (the "DGCL"), at the Effective Time, FleetBoston shall merge with and into Bank of America. Bank of America shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. As of the Effective Time, the separate corporate existence of FleetBoston shall cease.

                (b) The parties may at any time change the method of effecting the combination (including by providing for the merger of FleetBoston and a wholly owned subsidiary of Bank of America) if and to the extent requested by either party and consented to by the other party (such consent not to be unreasonably withheld); provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of the capital stock of FleetBoston as provided for in this Agreement (the "Merger Consideration"), (ii) adversely affect the Tax treatment of FleetBoston's shareholders as a result of receiving the Merger Consideration or the Tax treatment of either party pursuant to this Agreement or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

                1.2 EFFECTIVE TIME. The Merger shall become effective as set forth in the articles of merger (the "Articles of Merger") that shall be filed with the Secretary of State of the State of Rhode Island and the certificate of merger (the "Certificate of Merger") that shall be filed with the Secretary of State of the State of Delaware on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective as set forth in the Articles of Merger and the Certificate of Merger.

                1.3 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in Section 7-1.1-69 of the RIBCA and
Section 259 of the DGCL.

                1.4 CONVERSION OF FLEETBOSTON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Bank of America, FleetBoston or the holder of any of the following securities:

                (a) Subject to Section 2.2(e), each share of the common stock, par value $0.01 per share, of FleetBoston issued and outstanding immediately prior to the Effective Time (together with the preferred share purchase rights ("FleetBoston Shareholder Rights") attached thereto issued pursuant to that certain Rights Agreement dated as of August 16, 2000 (the "FleetBoston Rights Agreement"), between FleetBoston and EquiServe, LP, as Rights Agent, the "FleetBoston Common Stock"), except for shares of FleetBoston Common Stock owned by FleetBoston or Bank of America (other than shares of FleetBoston Common Stock held in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties (any such shares, "Trust Account Common Shares") and other than shares of FleetBoston Common Stock held, directly or indirectly, by FleetBoston

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or Bank of America in respect of a debt previously contracted (any such shares,
"DPC Common Shares")), shall be converted into the right to receive 0.5553 of a share (the "Exchange Ratio") of the common stock, par value $0.01 per share, of Bank of America (the "Bank of America Common Stock").

                (b)   Each share of FleetBoston Preferred Stock (as defined in
Section 3.2) (together with the FleetBoston Common Stock, the "FleetBoston Capital Stock") issued and outstanding immediately prior to the Effective Time, except for shares of FleetBoston Preferred Stock owned by FleetBoston or Bank of America (other than shares of FleetBoston Preferred Stock held by FleetBoston or Bank of America in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties (any such shares, "Trust Account Preferred Shares," and together with the Trust Account Common Shares, the "Trust Account Shares") and other than any shares of FleetBoston Preferred Stock held by FleetBoston or Bank of America in respect of a debt previously contracted (any such shares, "DPC Preferred Shares," and together with the DPC Common Shares, the "DPC Shares")), shall be converted, without any action on the part of the holder thereof, into one share of a newly-designated series of Bank of America Preferred Stock (as defined in Section 4.2) having the same terms (to the fullest extent possible) as the share of FleetBoston Preferred Stock so converted (the "Bank of America Mirror Preferred Stock").

                (c) All of the shares of FleetBoston Capital Stock converted into the right to receive Bank of America Capital Stock (as defined in Section 1.5) pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and (i) each certificate previously representing any such shares of FleetBoston Common Stock (each a "Certificate") shall thereafter represent only the right to receive (A) a certificate representing the number of whole shares of Bank of America Common Stock and (B) cash in lieu of fractional shares into which the shares of FleetBoston Common Stock represented by such Certificate have been converted pursuant to this Section 1.4 and Section 2.2(e) and (ii) each certificate representing FleetBoston Preferred Stock shall, as of and following the Effective Time, remain outstanding and shall continue to represent the number of shares of Bank of America Mirror Preferred Stock into which such FleetBoston Preferred Stock shall have been converted pursuant to Section 1.4(b) hereof. Certificates previously representing shares of FleetBoston Common Stock shall be exchanged for certificates representing whole shares of Bank of America Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Bank of America Common Stock or FleetBoston Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

                (d) Notwithstanding anything in the Agreement to the contrary, at the Effective Time, all shares of FleetBoston Capital Stock that are owned by FleetBoston or Bank of America (other than Trust Account Shares and DPC Shares) shall be cancelled and shall cease

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to exist and no stock of Bank of America or other consideration shall be delivered in exchange therefor.

                1.5 BANK OF AMERICA CAPITAL STOCK. At and after the Effective Time, each share of Bank of America Common Stock and each share of Bank of America Preferred Stock (the Bank of America Common Stock and the Bank of America Preferred Stock, the "Bank of America Capital Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

                1.6 BANK OF AMERICA MIRROR PREFERRED STOCK. Prior to the Effective Time, Bank of America shall take all corporate action necessary to designate the rights and preferences of the Bank of America Mirror Preferred Stock.

                1.7 OPTIONS AND SARs; OTHER STOCK-BASED AWARDS. (a) Effective as of the Effective Time, each then outstanding option to purchase shares of FleetBoston Common Stock (each a "FleetBoston Stock Option") and stock appreciation right to purchase shares of FleetBoston Common Stock or receive a cash payment in respect of FleetBoston Common Stock (each a "FleetBoston SAR") granted, pursuant to the equity-based compensation plans identified on Schedule 3.11(d) (the "FleetBoston Stock Plans"), to any current or former employee or director of, or consultant to, FleetBoston or any of its subsidiaries shall be assumed by Bank of America and shall be converted into an option or a stock appreciation right to purchase a number of shares of Bank of America Common Stock (rounded to the nearest whole share) or in the case of an FleetBoston SAR settled in cash to receive a cash payment in respect of a share of Bank of America Common Stock (rounded to the nearest whole share) (an "Assumed Stock Option" or "Assumed SAR", as the case may be) equal to (i) the number of shares of FleetBoston Common Stock subject to such FleetBoston Stock Option or FleetBoston SAR immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio; and the per share exercise price for Bank of America Common Stock issuable (or payable in the case of a FleetBoston SAR settled in cash) upon the exercise of such Assumed Stock Option or Assumed SAR shall be equal to
(i) the exercise price per share of FleetBoston Common Stock at which such FleetBoston Stock Option or FleetBoston SAR was exercisable immediately prior to the Effective Time divided by (ii) the Exchange Ratio (rounded to the nearest whole cent); provided, however, that in the case of any FleetBoston Stock Option to which Section 421 of the Code applies by reason of its qualification under
Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as otherwise provided herein, the Assumed Stock Options and Assumed SARs shall be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) as were applicable to the corresponding FleetBoston Stock Options and FleetBoston SARs immediately prior to the Effective Time (but taking into account any changes thereto, including the acceleration thereof, provided for in the FleetBoston Stock Plans or other FleetBoston Benefit Plan or in any award agreement thereunder by reason of this Agreement or the transactions contemplated hereby); provided, however, that references to FleetBoston shall be deemed to be references to Bank of America.

                (b) At the Effective Time, each right of any kind, contingent or accrued, to receive shares of FleetBoston Common Stock or benefits measured by the value of a number of

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shares of FleetBoston Common Stock, and each award of any kind consisting of shares of FleetBoston Common Stock, granted under the FleetBoston Stock Plans or any other FleetBoston Benefit Plan (including restricted stock, restricted stock units, performance stock units, deferred stock units and dividend equivalents), other than FleetBoston Stock Options and FleetBoston SARs (each, a "FleetBoston Stock-Based Award"), whether vested or unvested, which is outstanding or unsatisfied immediately prior to the Effective Time, shall cease to represent a right or award with respect to shares of FleetBoston Common Stock and shall be converted, at the Effective Time, into a right or award with respect to shares of Bank of America Common Stock (an "Assumed Stock-Based Award"), on the same terms and conditions (including expiration date, vesting and exercise provisions) as were applicable under the FleetBoston Stock-Based Awards (but taking into account any changes thereto, including the acceleration thereof, provided for in the FleetBoston Stock Plans or other FleetBoston Benefit Plan or in any award agreement thereunder by reason of this Agreement or the transactions contemplated hereby). The number of shares of Bank of America Common Stock subject to each such Assumed Stock-Based Award shall be equal to the number of shares of FleetBoston Common Stock subject to the FleetBoston Stock-Based Award, multiplied by the Exchange Ratio (rounded to the nearest whole share of Bank of America Common Stock). All dividend equivalents credited to the account of each holder of a FleetBoston Stock-Based Award as of the Effective Time shall remain credited to such holder's account immediately following the Effective Time, subject to adjustment in accordance with the foregoing.

                (c) Bank of America has taken all corporate actions necessary to reserve for issuance a sufficient number of shares of Bank of America Common Stock upon the exercise of the Assumed Stock Options and Assumed SARs and the settlement or distribution of the Assumed Stock-Based Awards. On or as soon as practicable following the Closing Date (and in no event more than five business days after the Closing Date), Bank of America shall file a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act with respect to the issuance of (or settlement in cash in respect of) the shares of Bank of America Common Stock subject to the Assumed Stock Options, the Assumed SARs and the Assumed Stock-Based Awards and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such equity awards remain outstanding.

                (d) FleetBoston shall take such action as is necessary to (i) cause the exercise (as of a date that is no later than three business days prior to the Effective Date) of each outstanding purchase right under the FleetBoston Employee Stock Purchase Plan (the "FleetBoston ESPP"); and (ii) provide that no further purchase period shall commence under the FleetBoston ESPP following such date; provided, however, that such exercise and cessation of further purchase periods shall be conditioned upon the consummation of the Merger. On such new exercise date, FleetBoston shall apply the funds credited as of such date under the FleetBoston ESPP within each participant's payroll withholding account to the purchase of shares of FleetBoston Common Stock in accordance with the terms of the FleetBoston ESPP. In addition, FleetBoston shall take such action as is necessary to provide that as of no later than three business days prior to the Effective Date no further shares of FleetBoston Common Stock

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will be purchased under the FleetBoston Automatic Dividend Reinvestment Plan
(the "FleetBoston DRIP" and, together with the FleetBoston ESPP, the "FleetBoston Stock Purchase Plans"); provided, however, that such cessation of further purchases shall be conditioned upon the consummation of the Merger. Immediately prior to and effective as of the Effective Time and subject to the consummation of the Merger, FleetBoston shall terminate the FleetBoston Stock Purchase Plans.

                1.8 CERTIFICATE OF INCORPORATION OF BANK OF AMERICA. At the Effective Time, the Bank of America Certificate (as defined in Section 4.1) shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

                1.9 BYLAWS OF BANK OF AMERICA. At the Effective Time, the Bank of America Bylaws shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

                1.10 TAX CONSEQUENCES. It is intended that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

                1.11   CERTAIN POST-CLOSING MATTERS.

                (a) Board Composition. As of the Effective Time, and continuing for a period of at least two years following the Effective Time:

                      (i) the ratio of Continuing Bank of America Directors to Continuing FleetBoston Directors serving on the Board of Directors of the Surviving Corporation shall be maintained at 12 to 7;

                      (ii) all vacancies on the Board of Directors of the Surviving Corporation created by the cessation of service of a Continuing Bank of America Director shall be filled by a nominee proposed to the nominating committee of the Board of Directors of the Surviving Corporation by a majority of the remaining Continuing Bank of America Directors; and

                      (iii) all vacancies on the Board of Directors of the Surviving Corporation created by the cessation of service of a Continuing FleetBoston Director shall be filled by a nominee proposed to the nominating committee of the Board of Directors of the Surviving Corporation by a majority of the remaining Continuing FleetBoston Directors.

                (b) Commitment to the Communities of FleetBoston. From and after the Effective Time:

                      (i) The headquarters of the Surviving Corporation's Wealth Management, Latin American, Asset Based Lending, Small Business and Premier Banking, and Leasing businesses shall each be located in the Boston, Massachusetts metropolitan area;


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                      (ii)   The Surviving Corporation is committed to
maintaining current employment levels of FleetBoston in New England, it being the intention of the Surviving Corporation to increase such employment levels over time at a level equal to the growth in employment of the Surviving Corporation's United States workforce; and

                      (iii) The Surviving Corporation will maintain FleetBoston's annual level of charitable giving in each of New England and the other regions within the FleetBoston footprint, respectively, at levels no less than the levels set in 2003, it being the intention of the Surviving Corporation to increase such giving in those areas over time in a manner equal to the growth in the Surviving Corporation's annual charitable giving in its other principal markets.

                (c) Definition. The terms "Continuing Bank of America Directors" and "Continuing FleetBoston Directors" shall for purposes of this
Section 1.11 mean, respectively, the directors of Bank of America or FleetBoston, as the case may be, as of the Effective Time who were selected to be directors of the Surviving Corporation by Bank of America or FleetBoston, as the case may be, prior to the Effective Time, and any additional directors of the Surviving Corporation who take office after the Effective Time who are nominated, or proposed to the nominating committee of the Board of Directors of the Surviving Corporation, by a majority of the Continuing Bank of America Directors or the Continuing FleetBoston Directors, as the case may be.

                (d) Survival/Adoption of Commitments. The commitments set forth in this Section 1.11 shall survive the Effective Time as reflected in a formal resolution of the Board of Directors of the Surviving Corporation to be reflected in the minutes of the Surviving Corporation following the Merger.



                                   ARTICLE II


                               EXCHANGE OF SHARES

                2.1 BANK OF AMERICA TO MAKE SHARES AVAILABLE. At or prior to the Effective Time, Bank of America shall deposit, or shall cause to be deposited, with a bank or trust company Subsidiary of Bank of America, or another bank or trust company reasonably acceptable to each of FleetBoston and Bank of America (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Bank of America Common Stock, and cash in lieu of any fractional shares (such cash and certificates for shares of Bank of America Common Stock, together with any dividends or distributions with respect thereto, being referred to as the "Exchange Fund"), to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(e) in exchange for outstanding shares of FleetBoston Common Stock.

                2.2 EXCHANGE OF SHARES. (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of one or more Certificates a letter of transmittal in customary form as reasonably agreed to by the parties (which shall specify, among other things, that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Bank of America Common Stock and any cash in lieu of fractional shares into which the shares of FleetBoston Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate or Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor, as applicable,
(i) a certificate representing the number of whole shares of Bank of America Common Stock to which such holder of FleetBoston Common Stock shall have become entitled pursuant to the provisions of Article I, (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate or Certificates surrendered pursuant to the provisions of this Article II, and (iii) a check representing the amount of any dividends or distributions then payable pursuant to Section 2.2(b)(i), and the Certificate or Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates.

                (b) No dividends or other distributions declared with respect to Bank of America Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid, without any interest thereon, with respect to the whole shares of Bank of America Common Stock represented by such Certificate and (ii), at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender, with respect to shares of Bank of America Common Stock represented by such Certificate.

                (c) If any certificate representing shares of Bank of America Common Stock is to be issued in a name other than that in which the Certificate or Certificates surrendered in exchange therefor is or are registered, it shall be a condition to the issuance thereof that the Certificate or Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the issuance of a certificate representing shares of Bank of America Common Stock in any name other than that of the registered holder of the Certificate or Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

                (d) After the Effective Time, there shall be no transfers on the stock transfer books of FleetBoston of the shares of FleetBoston Capital Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of FleetBoston Common Stock that occurred prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Bank of America Common Stock as provided in this Article II.

                (e) Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of Bank of America Common Stock shall be issued upon the surrender of Certificates for exchange, no dividend or distribution with respect to Bank of America Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Bank of America. In lieu of the issuance of any such fractional share, Bank of America shall pay to each former stockholder of FleetBoston who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of Bank of America Common Stock on the New York Stock Exchange, Inc. (the "NYSE") Composite Transactions Tape as reported by The Wall Street Journal for the five full NYSE trading days immediately preceding the date of the Effective Time by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Bank of America Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4.

                (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of FleetBoston as of the first anniversary of the Effective Time shall be paid to Bank of America. Any former stockholders of FleetBoston who have not theretofore complied with this Article II shall thereafter look only to Bank of America for payment of the shares of Bank of America Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Bank of America Common Stock deliverable in respect of each share of FleetBoston Common Stock, as the case may be, such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Bank of America, FleetBoston, the Exchange Agent or any other person shall be liable to any former holder of shares of FleetBoston Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

                (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Bank of America, the posting by such person of a bond in such amount as Bank of America may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Bank of America Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III


                  REPRESENTATIONS AND WARRANTIES OF FLEETBOSTON

                Except as disclosed in (x) the FleetBoston Reports (as defined in Section 3.12) filed prior to the date hereof or (y) the disclosure schedule (the "FleetBoston Disclosure Schedule") delivered by FleetBoston to Bank of America prior to the execution of this Agreement (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article III, or to one or more of FleetBoston's covenants contained in
Article V, provided, however, that, notwithstanding anything in this Agreement to the contrary, (i) no such item is required to be set forth in such schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 9.2, and (ii) the mere inclusion of an item in such schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect (as defined in Section 3.1) on FleetBoston), FleetBoston hereby represents and warrants to Bank of America as follows:

                3.1   CORPORATE ORGANIZATION.

                (a) FleetBoston is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island. FleetBoston has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on FleetBoston. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Bank of America, FleetBoston or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries (as defined below) taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include effects to the extent resulting from (a) changes, after the date hereof, in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (b) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by courts or Governmental Entities (as defined in Section 3.4), (c) actions or omissions of Bank of America or FleetBoston taken with the prior written consent of the other or required hereunder, (d) changes, after the date hereof, in general economic or market conditions affecting banks or their holding companies generally or (e) public disclosure of the transactions contemplated hereby), or (ii) the ability of such party to timely consummate the transactions contemplated by this Agreement.

                (b) FleetBoston is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). True and complete copies of the Restated Articles of Incorporation of FleetBoston (the "FleetBoston Articles") and the Bylaws of FleetBoston (the "FleetBoston Bylaws"), as in effect as of the date of this Agreement, have previously been made available to Bank of America.

                (c) Each of FleetBoston's Subsidiaries (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, except in each of (i) -
(iii) as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston. As used in this Agreement, the word "Subsidiary" when used with respect to either party, means any bank, corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, that is consolidated with such party for financial reporting purposes under U.S. generally accepted accounting principles ("GAAP"), and the terms "FleetBoston Subsidiary" and "Bank of America Subsidiary" shall mean any direct or indirect Subsidiary of FleetBoston or Bank of America, respectively.

                3.2 CAPITALIZATION. (a) The authorized capital stock of FleetBoston consists of 2,000,000,000 shares of FleetBoston Common Stock, of which, as of October 24, 2003, 1,052,745,101 shares were issued and outstanding, and 16,000,000 shares of preferred stock, $1.00 par value ("FleetBoston Preferred Stock"), of which, as of October 24, 2003, (i) 690,000 shares were authorized and 382,450 shares were issued and outstanding as FleetBoston Series VI 6.75% Perpetual Preferred Stock, and (ii) 805,000 shares were authorized and 700,000 shares were issued and outstanding as Series VII 6.60% Cumulative Preferred Stock. As of October 24, 2003, no more than 34,196,003 shares of FleetBoston Common Stock were held in FleetBoston's treasury. As of the date hereof, no shares of FleetBoston Capital Stock were reserved for issuance except for (i) shares of FleetBoston Common Stock reserved for issuance upon the exercise of FleetBoston Stock Options or FleetBoston SARs issued pursuant to the FleetBoston Stock Plans, (ii) 186,336 shares reserved for issuance pursuant to a convertible note agreement (the "Convertible Note Agreement"), (iii) 500,000 shares of Cumulative Participating Junior Preferred Stock, $1.00 par value, reserved for issuance pursuant to the FleetBoston Rights Agreement and (iv) 209,496,275 shares of FleetBoston Common Stock reserved for issuance pursuant to the FleetBoston Stock Option Agreement. All of the issued and outstanding shares of FleetBoston Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to this Agreement, the FleetBoston Stock Option Agreement, the FleetBoston Stock Plans, the FleetBoston Rights Agreements and the Convertible Note Agreement, FleetBoston does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of FleetBoston Capital Stock or any other equity securities of FleetBoston or any securities representing the right to purchase or otherwise receive any shares of FleetBoston Capital Stock. FleetBoston has provided Bank of America with a list of (i) the aggregate number of options outstanding under the FleetBoston Stock Plans as of October 21, 2003 and the exercise price for such FleetBoston Stock Options and FleetBoston SARs, (ii) the aggregate number of cash-settled SARs and stock-settled SARs outstanding under the FleetBoston Stock Plans as of October 21, 2003 and (iii) the aggregate number of all FleetBoston Stock-Based Awards outstanding as of October 21, 2003; since October 21, 2003 through the date hereof, FleetBoston has not issued or awarded any options, restricted stock, restricted stock units or SARs under the FleetBoston Stock Plans.

                (b) All of the issued and outstanding shares of capital stock or other equity ownership interests of each "significant subsidiary" (as such term is defined under Regulation S-X of the SEC (as defined in Section 3.4)) of FleetBoston are owned by FleetBoston, directly or indirectly, free and clear of any material liens, pledges, charges and security interests and similar encumbrances ("Liens"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (subject to 12 U.S.C. ss.ss. 55) and free of preemptive rights. No such significant subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such subsidiary.

                3.3 AUTHORITY; NO VIOLATION. (a) FleetBoston has full corporate power and authority to execute and deliver this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of FleetBoston. The Board of Directors of FleetBoston has determined that this Agreement and the transactions contemplated hereby are in the best interests of FleetBoston and its shareholders and has directed that this Agreement and the transactions contemplated by this Agreement be submitted to FleetBoston's stockholders for adoption at a duly held meeting of such shareholders and, except for the approval of this Agreement and the transactions contemplated by this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of FleetBoston Common Stock entitled to vote at such meeting, no other corporate proceedings on the part of FleetBoston are necessary to approve this Agreement or the Stock Option Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement and the Stock Option Agreements have been duly and validly executed and delivered by FleetBoston and (assuming due authorization, execution and delivery by Bank of America) constitute the valid and binding obligations of FleetBoston, enforceable against FleetBoston in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

                (b) Neither the execution and delivery of this Agreement or the Stock Option Agreements by FleetBoston nor the consummation by FleetBoston of the transactions contemplated hereby or thereby, nor compliance by FleetBoston with any of the terms or provisions of this Agreement or the Stock Option Agreements, will (i) violate any provision of the FleetBoston Articles or the FleetBoston Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or Injunction (as defined in 7.1(e)) applicable to FleetBoston, any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of FleetBoston or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FleetBoston or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults that are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston.

                3.4 CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and the Federal Reserve Act, as amended, and approval of such applications and notices,
(ii) the filing of any required applications or notices with any foreign or state banking, insurance or other regulatory authorities and approval of such applications and notices (the "Other Regulatory Approvals"), (iii) the filing with the Securities and Exchange Commission (the "SEC") of a Joint Proxy Statement in definitive form relating to the meetings of FleetBoston's and Bank of America's shareholders to be held in connection with this Agreement and the transactions contemplated by this Agreement (the "Joint Proxy Statement") and of a registration statement on Form S-4 (the "Form S-4") in which the Joint Proxy Statement will be included as a prospectus, and declaration of effectiveness of the Form S-4, (iv) the filing of the Articles of Merger with the Rhode Island Secretary pursuant to the RIBCA and the issuance by the Rhode Island Secretary of a Certificate of Merger and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (v) any notices to or filings with the Small Business Administration (the "SBA"), (vi) any notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (vii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization ("SRO"), and the rules of the NYSE, or that are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Bank of America Capital Stock pursuant to this Agreement, (ix) the approval of this Agreement by the requisite vote of stockholders of FleetBoston and (x) filings, if any, required as a result of the particular status of Bank of America, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") are necessary in connection with
(A) the execution and delivery by FleetBoston of this Agreement or the Stock Option Agreements and

(B) the consummation by FleetBoston of the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreements.

                3.5 REPORTS. FleetBoston and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2000 with (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation, (iii) any state regulatory authority, (iv) the SEC, (v) any foreign regulatory authority and (vi) any SRO (collectively, "Regulatory Agencies"), and all other reports and statements required to be filed by them since January 1, 2000, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of the business of FleetBoston and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of FleetBoston, investigation into the business or operations of FleetBoston or any of its Subsidiaries since January 1, 2000, except where such proceedings or investigation are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston. There (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of FleetBoston or any of its Subsidiaries and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of FleetBoston since January 1, 2000, that are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston.

                3.6 FINANCIAL STATEMENTS. FleetBoston has previously made available to Bank of America copies of (i) the consolidated balance sheet of FleetBoston and its Subsidiaries as of December 31, 2000, 2001 and 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended as reported in FleetBoston's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "FleetBoston 2002 10-K") filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), accompanied by the audit report of PricewaterhouseCoopers LLP, independent public accountants with respect to FleetBoston, and (ii) the unaudited consolidated balance sheet of FleetBoston and its Subsidiaries as of June 30, 2002 and 2003, and the related consolidated statements of income, changes in stockholders' equity and cash flows of the six month periods then ended, as reported in FleetBoston's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 (the "FleetBoston 10-Q"). The December 31, 2002 consolidated balance sheet of FleetBoston (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of FleetBoston and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of FleetBoston and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject to normal year-end audit adjustments in amounts consistent with past experience in the case of unaudited statements; each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of FleetBoston and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

                3.7 BROKER'S FEES. Neither FleetBoston nor any FleetBoston Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, other than Morgan Stanley & Co., Inc., the material terms of whose engagement have been disclosed to Bank of America.

                3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Except as publicly disclosed in the FleetBoston Reports filed prior to the date of this Agreement, since December 31, 2002, no event or events have occurred that have had or are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston.

                (b) Except as publicly disclosed in the FleetBoston Reports filed prior to the date of this Agreement, since December 31, 2002 through and including the date of this Agreement, FleetBoston and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

                3.9 LEGAL PROCEEDINGS. (a) None of FleetBoston or any of its Subsidiaries is a party to any, and there are no pending or, to the best of FleetBoston's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against FleetBoston or any of its Subsidiaries except as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston.

                (b) There is no Injunction, judgment, or regulatory restriction (other than those of general application that apply to similarly situated financial or bank holding companies or their Subsidiaries) imposed upon FleetBoston, any of its Subsidiaries or the assets of FleetBoston or any of its Subsidiaries that has had or is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston or the Surviving Corporation.

                3.10 TAXES AND TAX RETURNS. (a) Each of FleetBoston and its Subsidiaries has duly filed all federal, state, foreign and local information returns and Tax returns required to be filed by it on or prior to the date of this Agreement (all such returns being accurate and complete in all material respects) and has duly paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than (i) Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against or (ii) information returns, Tax returns or Taxes as to which the failure to file, pay or make provision for is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston. The federal income Tax returns of FleetBoston and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") for all years to and including 1997 and any liability with respect thereto has been satisfied or any liability with respect to deficiencies asserted as a result of such examination is covered by adequate reserves. There are no material disputes pending, or claims asserted, for Taxes or assessments upon FleetBoston or any of its Subsidiaries for which FleetBoston does not have adequate reserves. Neither FleetBoston nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among FleetBoston and its Subsidiaries). Within the past five years, neither FleetBoston nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code. No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by FleetBoston or any of its Subsidiaries under any contract, plan, program or arrangement or understanding would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FleetBoston.

                (b)   As used in this Agreement, the term "Tax" or "Taxes" means
(i) all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon and (ii) any liability for Taxes described in clause (i) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law).

                3.11 EMPLOYEES. (a) The FleetBoston Disclosure Schedule sets forth a true and complete list of each material benefit or compensation plan, arrangement or agreement, and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement that is maintained, or contributed to, for the benefit of current or former directors or employees of FleetBoston and its Subsidiaries or with respect to which FleetBoston or its Subsidiaries may, directly or indirectly, have any liability, as of the date of this Agreement (the "FleetBoston Benefit Plans").

                (b) FleetBoston has heretofore made available to Bank of America true and complete copies of each of the FleetBoston Benefit Plans and certain related documents, including (i) the actuarial report for such FleetBoston Benefit Plan (if applicable) for each of the last two years and (ii) the most recent determination letter from the IRS (if applicable) for such FleetBoston Benefit Plan.

                (c) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston, (i) each of the FleetBoston Benefit Plans has been operated and administered in all material respects in compliance with its terms and applicable laws, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, (ii) each of the FleetBoston Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and there are no existing circumstances or any events that have occurred that will adversely affect the qualified status of any such FleetBoston Benefit Plan, (iii) with respect to each FleetBoston Benefit Plan that is subject to Title IV of ERISA, the present value (as defined under Section 3(26) of ERISA) of accumulated benefit obligations under such FleetBoston Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such FleetBoston Benefit Plan's actuary with respect to such FleetBoston Benefit Plan, did not, as of its latest valuation date, exceed the then current value (as defined under Section 3(26) of ERISA) of the assets of such FleetBoston Benefit Plan allocable to such accrued benefits, (iv) no FleetBoston Benefit Plan provides benefits coverage, including death or medical benefits coverage (whether or not insured), with respect to current or former employees or directors of FleetBoston or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of FleetBoston or its Subsidiaries, (D) benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), (E) coverage through the last day of the calendar month in which retirement or other termination of service occurs, or (F) medical expense reimbursement accounts, (v) no liability under Title IV of ERISA has been incurred by FleetBoston, its Subsidiaries or any trade or business, whether or not incorporated, all of which together with FleetBoston would be deemed a "single employer" within the meaning of Section 4001 of ERISA (a "FleetBoston ERISA Affiliate"), that has not been satisfied in full, and no condition exists that presents a material risk to FleetBoston, its Subsidiaries or any FleetBoston ERISA Affiliate of incurring a liability thereunder, (vi) no FleetBoston Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) none of FleetBoston or its Subsidiaries or, to the knowledge of FleetBoston, any other person, including any fiduciary, has engaged in a transaction in connection with which FleetBoston, its Subsidiaries or any FleetBoston Benefit Plan will be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code,
(viii) to the knowledge of FleetBoston there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the FleetBoston Benefit Plans or any trusts related thereto and
(ix) all contributions or other amounts payable by FleetBoston or its Subsidiaries as of the Effective Time with respect to each FleetBoston Benefit Plan in respect of current or former plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code.

                (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in conjunction with any other event) (i) result in any payment (including severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of FleetBoston or any of its Subsidiaries from FleetBoston or any of its Subsidiaries under any FleetBoston Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FleetBoston Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

                3.12 SEC REPORTS. FleetBoston has previously made available to Bank of America an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 2000 by FleetBoston with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "FleetBoston Reports"), and prior to the date of this Agreement and (b) communication mailed by FleetBoston to its shareholders since January 1, 2000 and prior to the date of this Agreement, and no such FleetBoston Report or communication, as of the date of such FleetBoston Report or communication, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since January 1, 2000, as of their respective dates, all FleetBoston Reports filed under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto.

                3.13 COMPLIANCE WITH APPLICABLE LAW. (a) FleetBoston and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to FleetBoston or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston.

                (b) Except as is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston, FleetBoston and each FleetBoston Subsidiary have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law. None of FleetBoston, any FleetBoston Subsidiary, or any director, officer or employee of FleetBoston or of any FleetBoston Subsidiary, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston, and, except as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

                3.14 CERTAIN CONTRACTS. (a) Neither FleetBoston nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the FleetBoston Reports filed prior to the date hereof, (ii) that materially restricts the conduct of any material line of business by FleetBoston or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business material to Bank of America or FleetBoston in which a financial holding company may lawfully engage, (iii) with or to a labor union or guild (including any collective bargaining agreement) or (iv) including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the execution of this Agreement, the occurrence of any shareholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of or affected by any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the FleetBoston Disclosure Schedule, is referred to as a "FleetBoston Contract," and neither FleetBoston nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto that is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston.

                (b) With such exceptions that are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston, (i) each FleetBoston Contract is valid and binding on FleetBoston or any of its Subsidiaries, as applicable, and is in full force and effect, (ii) FleetBoston and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each FleetBoston Contract, and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of FleetBoston or any of its Subsidiaries under any such FleetBoston Contract.

                3.15 AGREEMENTS WITH REGULATORY AGENCIES. Neither FleetBoston nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2000, a recipient of any supervisory letter from, or since January 1, 2000, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly situated financial holding companies or their Subsidiaries (each item in this sentence, whether or not set forth in the FleetBoston Disclosure Schedule, a "FleetBoston Regulatory Agreement"), nor has FleetBoston or any of its Subsidiaries been advised since January 1, 2000 by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such FleetBoston Regulatory Agreement.

                3.16 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. Except as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston, (1) all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of FleetBoston or for the account of a customer of FleetBoston or any of its Subsidiaries, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of FleetBoston or one of its Subsidiaries enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect, (2) its Subsidiaries have duly performed their obligations thereunder to the extent that such obligations to perform have accrued, and, (3) to FleetBoston's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

                3.17 UNDISCLOSED LIABILITIES. Except for those liabilities that are reflected or reserved against on the consolidated balance sheet of FleetBoston included in the FleetBoston 10-Q (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2003, since such date, neither FleetBoston nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that has had or is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston.

                3.18 ENVIRONMENTAL LIABILITY. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that are reasonably likely to result in the imposition, on FleetBoston of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against FleetBoston, which liability or obligation is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston. To the knowledge of FleetBoston, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FleetBoston. FleetBoston is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to the foregoing that is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FleetBoston.

                3.19 STATE TAKEOVER LAWS; FLEETBOSTON RIGHTS AGREEMENT. (a) The Board of Directors of FleetBoston has approved this Agreement and the FleetBoston Stock Option

Agreement and the transactions contemplated hereby and thereby as required to render inapplicable to such agreements and transactions the Rhode Island Business Combination Act of 1990, as amended, Article Ninth of the FleetBoston Articles, the FleetBoston Rights Agreement and, to the knowledge of FleetBoston, any similar "takeover" or "interested stockholder" law (any such laws, "Takeover Statutes").

                (b) FleetBoston has taken all action, if any, necessary or appropriate so that the entering into of this Agreement and the FleetBoston Stock Option Agreement, and the consummation of the transactions contemplated hereby and thereby do not and will not result in the ability of any person to exercise any Rights (as defined in the FleetBoston Rights Agreement) under the FleetBoston Rights Agreement or enable or require any Rights to separate from the shares of FleetBoston Common Stock to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "Stock Acquisition Date" (as such terms are defined in the FleetBoston Rights Agreement) has occurred.

                3.20 REORGANIZATION. As of the date of this Agreement, FleetBoston is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                3.21 OPINIONS. Prior to the execution of this Agreement, FleetBoston has received an opinion from Morgan Stanley & Co., Inc. to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the stockholders of FleetBoston from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

                3.22 FLEETBOSTON INFORMATION. The information relating to FleetBoston and its Subsidiaries that is provided by FleetBoston or its representatives for inclusion in the Joint Proxy Statement and the Form S-4, or in any other document filed with any other Regulatory Agency in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement (except for such portions thereof that relate only to Bank of America or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.


                                   ARTICLE IV


                REPRESENTATIONS AND WARRANTIES OF BANK OF AMERICA

                 Except as disclosed in (x) the Bank of America Reports (as defined in Section 4.11) filed prior to the date hereof or (y) the disclosure schedule (the "Bank of America Disclosure Schedule") delivered by Bank of America to FleetBoston prior to the execution of this Agreement (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article IV, or to one or more of Bank of America's covenants contained in Article V, provided, however, that, notwithstanding anything in this Agreement to the contrary, (i) no such item is required to be set forth in such schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 9.2, and (ii) the mere inclusion of an item in such schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect on Bank of America), Bank of America hereby represents and warrants to FleetBoston as follows:

                4.1 CORPORATE ORGANIZATION. (a) Bank of America is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Bank of America has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bank of America. Bank of America is duly registered as a financial holding company under the BHC Act. True and complete copies of the Amended and Restated Certificate of Incorporation (the "Bank of America Certificate") and Bylaws of Bank of America, as in effect as of the date of this Agreement, have previously been made available to FleetBoston.

                (b) Each Bank of America Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether Federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, except in each of (i) -
(iii) as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bank of America.

                4.2 CAPITALIZATION. (a) The authorized capital stock of Bank of America consists of 5,000,000,000 shares of Bank of America Common Stock, of which, as of October 24, 2003, 1,494,346,458 shares were issued and outstanding, and 100,000,000 shares of preferred stock, $0.01 par value (the "Bank of America Preferred Stock"), of which, as of October 24, 2003, 1,274,600 shares were issued and outstanding. As of October 24, 2003, no more than 2,000,000 shares of Bank of America Common Stock were held in Bank of America's treasury. As October 24, 2003, no shares of Bank of America Common Stock or Bank of America Preferred Stock were reserved for issuance, except for (A) 329,460,493 shares reserved for issuance upon exercise of options issued pursuant to employee and director stock plans of Bank of America in effect as of the date of this Agreement (the "Bank of America Stock Plans") and shares reserved for issuance pursuant to Bank of America's ESOP Convertible Preferred Stock, Series C (the "Bank of America Convertible Preferred") and (B) 297,374,945 shares reserved for issuance pursuant to the Bank of America Stock Option Agreement. All of the issued and outstanding shares of Bank of America Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of October 24, 2003, except pursuant to this Agreement, the Bank of America Stock Option Agreement, the Bank of America Stock Plans, the Bank of America Convertible Preferred, stock repurchase plans entered into by Bank of America from time to time and put options sold by Bank of America on Bank of America Common Stock pursuant to a program designed to partially offset the cost of Bank of America share repurchases, Bank of America does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Bank of America Capital Stock or any other equity securities of Bank of America or any securities representing the right to purchase or otherwise receive any shares of Bank of America Capital Stock. The shares of Bank of America Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

                (b) All of the issued and outstanding shares of capital stock or other equity ownership interests of each "significant subsidiary" (as such term is defined under Regulation S-X of the SEC (as defined in Section 3.4)) of Bank of America are owned by Bank of America, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (subject to 12 U.S.C. ss.ss. 55) and free of preemptive rights. No such significant subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such subsidiary.

                4.3 AUTHORITY; NO VIOLATION. (a) Bank of America has full corporate power and authority to execute and deliver this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Bank of America. The Board of Directors of Bank of America has determined that this Agreement and the transactions contemplated hereby are in the best interests of Bank of America and its stockholders and has directed that this Agreement and the transactions contemplated by this Agreement be submitted to Bank of America's stockholders for adoption at a duly held meeting of such stockholders and, except for the approval of this Agreement and the transactions contemplated by this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of FleetBoston Common Stock entitled to vote at such meeting, no other corporate proceedings on the part of Bank of America are necessary to approve this Agreement or the Stock Option Agreements to consummate the transactions contemplated hereby or thereby. This Agreement and the Stock Option Agreements have been duly and validly executed and delivered by Bank of America and (assuming due authorization, execution and delivery by FleetBoston) constitute the valid and binding obligations of Bank of America, enforceable against Bank of America in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).


                (b) Neither the execution and delivery of this Agreement or the Stock Option Agreements by Bank of America, nor the consummation by Bank of America of the transactions contemplated hereby or thereby, nor compliance by Bank of America with any of the terms or provisions of this Agreement or the Stock Option Agreements, will (i) violate any provision of the Bank of America Certificate or the Bank of America Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made,
(A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or Injunction applicable to Bank of America, any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Bank of America or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Bank of America or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults that are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bank of America.

                4.4 CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and the Federal Reserve Act, as amended, and approval of such applications and notices, (ii) the Other Regulatory Approvals, (iii) the filing with the SEC of the Joint Proxy Statement and the filing and declaration of effectiveness of the Form S-4, (iv) the filing of the Articles of Merger with the Rhode Island Secretary pursuant to the RIBCA and the issuance by the Rhode Island Secretary of a Certificate of Merger and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (v) any notices to or filings with the SBA, (vi) any notices or filings under the HSR Act, (vii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable SRO, and the rules of the NYSE, or that are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Bank of America Capital Stock pursuant to this Agreement, (ix) the approval of this Agreement by the requisite vote of stockholders of Bank of America and (x) filings, if any, required as a result of the particular status of FleetBoston, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Bank of America of this Agreement or the Stock Option Agreements and
(B) the consummation by Bank
of America of the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreements.

                4.5 REPORTS. Bank of America and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2000 with the Regulatory Agencies, and all other reports and statements required to be filed by them since January 1, 2000, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bank of America. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of the business of Bank of America and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Bank of America, investigation into the business or operations of Bank of America or any of its Subsidiaries since January 1, 2000, except where such proceedings or investigation are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bank of America. There (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Bank of America or any of its Subsidiaries, and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Bank of America since January 1, 2000, that are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bank of America.

                4.6 FINANCIAL STATEMENTS. Bank of America has previously made available to FleetBoston copies of (i) the consolidated balance sheet of Bank of America and its Subsidiaries as of December 31, 2000, 2001 and 2002, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended as reported in Bank of America's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "Bank of America 2002 10-K") filed with the SEC under the Exchange Act, accompanied by the audit report of PricewaterhouseCoopers LLP, independent public accountants with respect to Bank of America, and (ii) the unaudited consolidated balance sheet of Bank of America and its Subsidiaries as of June 30, 2002 and 2003, and the related consolidated statements of income, changes in shareholders' equity and cash flows of the six month periods then ended, as reported in Bank of America's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 (the "Bank of America 10-Q"). The December 31, 2002 consolidated balance sheet of Bank of America (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of Bank of America and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of Bank of America and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject to normal year-end audit adjustments in amounts consistent with past experience in the case of unaudited statements; each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Bank of America and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

                4.7 BROKER'S FEES. Neither Bank of America nor any Bank of America Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokers fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, other than Goldman, Sachs & Co. and Banc of America Securities, the material terms of whose engagement have been disclosed to FleetBoston.

                4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Except as publicly disclosed in the Bank of America Reports (as defined in Section 4.11) filed prior to the date of this Agreement, since December 31, 2002, no event or events have occurred that have had or are reasonably likely to have a Material Adverse Effect on Bank of America.

                (b) Except as publicly disclosed in Bank of America Reports filed prior to the date of this Agreement, from December 31, 2002 through and including the date of this Agreement, Bank of America and the Bank of America Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

                4.9 LEGAL PROCEEDINGS. (a) None of Bank of America or any of its Subsidiaries is a party to any, and there are no pending or, to the best of Bank of America's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Bank of America or any of its Subsidiaries except as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bank of America.

                (b) There is no Injunction, judgment, or regulatory restriction (other than those of general application that apply to similarly situated financial or bank holding companies or their Subsidiaries) imposed upon Bank of America, any of its Subsidiaries or the assets of Bank of America or any of its Subsidiaries that has had or is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bank of America or the Surviving Corporation.

                4.10 TAXES AND TAX RETURNS. Each of Bank of America and its Subsidiaries has duly filed all federal, state, foreign and local information returns and Tax returns required to be filed by it on or prior to the date of this Agreement (all such returns being accurate and complete in all material respects) and has duly paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than (i) Taxes or other governmental charges that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against, or (ii) information returns, Tax returns or Taxes as to which the failure to file, pay or make provision for is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bank of America. The federal income Tax returns of Bank of America and its Subsidiaries have been examined by the IRS for all years to and including 1999 and any liability with respect thereto has been satisfied or any liability with respect to deficiencies asserted as a result of such examination is covered by adequate reserves. There are no material disputes pending, or claims asserted, for Taxes or assessments upon Bank of America or any of its Subsidiaries for which Bank of America does not have adequate reserves. Neither Bank of America nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Bank of America and its Subsidiaries). Within the past five years, neither Bank of America nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code. No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Bank of America or any of its Subsidiaries under any contract, plan, program or arrangement or understanding would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank of America.

                4.11 SEC REPORTS. Bank of America has previously made available to FleetBoston an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive Joint Proxy Statement filed since January 1, 2000 by Bank of America with the SEC pursuant to the Securities Act or the Exchange Act (the "Bank of America Reports") and prior to the date of this Agreement and (b) communication mailed by Bank of America to its stockholders since January 1, 2000 and prior to the date of this Agreement, and no such Bank of America Report or communication, as of the date of such Bank of America Report or communication, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since January 1, 2000, as of their respective dates, all Bank of America Reports filed under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto.

                4.12 COMPLIANCE WITH APPLICABLE LAW. (a) Bank of America and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to Bank of America or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default is not reasonably likely to, either individually or in the aggregate, have a Material Adverse Effect on Bank of America.

                (b) Except as is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bank of America, Bank of America and each Bank of America Subsidiary have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law. None of Bank of America, any Bank of America Subsidiary, or any director, officer or employee of Bank of America or of any Bank of America Subsidiary, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bank of America, and, except as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bank of America and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

                4.13 AGREEMENTS WITH REGULATORY AGENCIES. Neither Bank of America nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 2000, a recipient of any supervisory letter from, or has been ordered to pay any civil money penalty by, or since January 1, 2000, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly situated financial holding companies or their Subsidiaries (each, whether or not set forth in the Bank of America Disclosure Schedule, a "Bank of America Regulatory Agreement"), nor has Bank of America or any of its Subsidiaries been advised since January 1, 2000, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Bank of America Regulatory Agreement.

                4.14 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. Except as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bank of America, (1) all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Bank of America or for the account of a customer of Bank of America or one of its Subsidiaries, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Bank of America or one of its Subsidiaries enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect, (2) each of its Subsidiaries have duly performed their obligations thereunder to the extent that such obligations to perform have accrued, and (3) to Bank of America's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

                4.15 UNDISCLOSED LIABILITIES. Except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Bank of America included in the Bank of America 10-Q (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2003, since such date, neither Bank of America nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect on Bank of America.

                4.16 ENVIRONMENTAL LIABILITY. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that are reasonably likely to result in the imposition, on Bank of America of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against Bank of America, which liability or obligation is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bank of America. To the knowledge of Bank of America, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank of America. Bank of America is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to the foregoing that is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bank of America.

                4.17 STATE TAKEOVER LAWS. The Board of Directors of Bank of America has approved this Agreement and the Bank of America Stock Option Agreement and the transactions contemplated hereby and thereby as required to render inapplicable to such agreements and transactions Section 203 of the DGCL and, to the knowledge of Bank of America, any Takeover Statutes.

                4.18 REORGANIZATION. As of the date of this Agreement, Bank of America is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                4.19 OPINIONS. Prior to the execution of this Agreement, Bank of America has received an opinion from Goldman, Sachs & Co. to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to Bank of America from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

                4.20 BANK OF AMERICA INFORMATION. The information relating to Bank of America and its Subsidiaries to be contained in the Joint Proxy Statement and the Form S-4, or the information relating to Bank of America and its Subsidiaries that is provided by Bank of America or its representatives for inclusion in any other document filed with any other Regulatory Agency in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement (except for such portions thereof that relate only to FleetBoston or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder in all material respects. The Form S-4 will comply with the provisions of the Securities Act and the rules and regulations thereunder in all material respects.


                                    ARTICLE V


                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                5.1 CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the FleetBoston Disclosure Schedule and the Bank of America Disclosure Schedule), each of FleetBoston and Bank of America shall, and shall cause each of its respective Subsidiaries to (a) conduct its business in the ordinary course in all material respects, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and (c) take no action that would adversely affect or materially delay the ability of either FleetBoston or Bank of America to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby or thereby.

                5.2 FLEETBOSTON FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as set forth in the FleetBoston Disclosure Schedule and except as expressly contemplated or permitted by this Agreement, FleetBoston shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Bank of America (which consent shall not be unreasonably withheld):

                (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of FleetBoston or any of its wholly-owned Subsidiaries to FleetBoston or any of its Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business consistent with past practice shall include the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements);

                (b) (i) adjust, split, combine or reclassify any of its capital stock;

                (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) for regular quarterly cash dividends at a rate not in excess of $0.35 per share of FleetBoston Common Stock, subject to Section 6.11, (B) dividends paid by any of the Subsidiaries of FleetBoston to FleetBoston or to any of its wholly-owned Subsidiaries, (C) dividends paid on FleetBoston Preferred Stock outstanding on the date hereof in accordance with the certificate of designation for such FleetBoston Preferred Stock, and (D) the acceptance of shares of FleetBoston Common Stock as payment of the exercise price of stock options or for withholding taxes incurred in connection with the exercise of FleetBoston Stock Options, FleetBoston SARs or the vesting of restricted stock or other FleetBoston Stock-Based Awards, in each case in accordance with past practice and the terms of the applicable award agreements);

                (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, other than (A) pursuant to the FleetBoston Rights Agreement or any renewal or replacement thereof and (B) grants to newly-hired employees of FleetBoston made in the ordinary course of business consistent with past practice under the FleetBoston Stock Plans subject to the terms set forth on
Schedule 5.2(b); or

                (iv) issue any additional shares of capital stock except (A) pursuant to the exercise of FleetBoston Stock Options or FleetBoston SARs or the satisfaction of any FleetBoston Stock-Based Awards, in each case, outstanding as of the date of this Agreement or issued thereafter in compliance with this Agreement, (B) pursuant to the Convertible Note Agreement, (C) pursuant to the FleetBoston Stock Option Agreement, (D) pursuant to the FleetBoston Rights Agreement or any renewal or replacement thereof or (E) pursuant to the FleetBoston Stock Purchase Plans;

                (c) (i) except for normal increases made in the ordinary course of business consistent with past practice, or as required by applicable law or an existing agreement, increase the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any officer, employee, or director, (ii) pay any pension or retirement allowance not required by any existing plan or agreement or by applicable law, (iii) pay any bonus other than customary year-end bonuses for fiscal 2003 determined in the ordinary course consistent with past practice or as required by an existing agreement,
(iv) become a party to, amend or commit itself to, any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, other than in the ordinary course of business consistent with past practice or as required by applicable law or any existing agreement, or (v) except as required under any existing plan, grant, or agreement, accelerate the vesting of, or the lapsing of restrictions with respect to, any FleetBoston Stock Options, FleetBoston SARs or other FleetBoston Stock-Based Awards;

                (d) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets that are material to FleetBoston and its Subsidiaries, taken as a whole, to any individual, corporation or other entity other than a Subsidiary or cancel, release or assign any indebtedness that is material to FleetBoston and its Subsidiaries, taken as a whole, to any such person or any claims held by any such person that are material to FleetBoston and its Subsidiaries, taken as a whole, in each case other than in the ordinary course of business consistent with past practice or pursuant to contracts in force at the date of this Agreement;

                (e) enter into any new line of business that is material to FleetBoston and its Subsidiaries, taken as a whole, or change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies that are material to FleetBoston and its Subsidiaries, taken as a whole, except as required by applicable law, regulation or policies imposed by any Governmental Entity;

                (f) except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity, provided that nothing contained in this Section 5.2(f) shall be deemed to limit FleetBoston's ability to exercise its rights under the Bank of America Stock Option Agreement;

                (g) knowingly take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

                (h) amend its articles or certificate of incorporation or bylaws, or amend, or redeem the rights issued under, the FleetBoston Rights Agreement (except in connection with entering into the FleetBoston Stock Option Agreement), or otherwise take any action to exempt any person or entity (other than Bank of America or its Subsidiaries) or any action taken by any person or entity from the FleetBoston Rights Agreement or any Takeover Statute or similarly restrictive provisions of its organizational documents or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

                (i) other than in prior consultation with Bank of America, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

                (j) settle any material claim, action or proceeding, except in the ordinary course of business consistent with past practice;

                (k) take any action that is intended or is reasonably likely to result in any of its representations or warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in
Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

                (l) implement or adopt any change in its tax accounting or financial accounting principles, practices or methods, other than as may be required by applicable law, GAAP or regulatory guidelines;

                (m) take any action that would materially impede or delay the ability of the parties to obtain any necessary approvals of any Regulatory Agency or Governmental Entity required for the transactions contemplated by this Agreement; or

                (n) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.2.

                5.3 BANK OF AMERICA FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, Bank of America shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of FleetBoston (which consent shall not be unreasonably withheld), (i) amend, repeal or otherwise modify any provision of the Bank of America Articles or the Bank of America Bylaws, (ii) knowingly take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, (iii) take any action that would materially impede or delay the ability of the parties to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby, (iv) take any action that is intended or is reasonably likely to result in any of its representations or warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law or (v) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.3.


                                   ARTICLE VI


                              ADDITIONAL AGREEMENTS

                6.1 REGULATORY MATTERS. (a) Bank of America and FleetBoston shall promptly prepare and file with the SEC the Joint Proxy Statement and Bank of America shall promptly prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Bank of America and FleetBoston shall use their reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and FleetBoston and Bank of America shall thereafter mail or deliver the Joint Proxy Statement to its respective shareholders. Bank of America shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and FleetBoston shall furnish all information concerning FleetBoston and the holders of FleetBoston Capital Stock as may be reasonably requested in connection with any such action.

                (b) The parties shall cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. FleetBoston and Bank of America shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to FleetBoston or Bank of America, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

                (c) Each of Bank of America and FleetBoston shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of Bank of America, FleetBoston or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

                (d) Each of Bank of America and FleetBoston shall promptly advise the other upon receiving any communication from any Governmental Entity consent or approval of which is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval may be materially delayed.

                6.2 ACCESS TO INFORMATION. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of FleetBoston and Bank of America shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, the parties shall, and shall cause its Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that such party is not permitted to disclose under applicable law) and
(ii) all other information concerning its business, properties and personnel as the other may reasonably request. Neither FleetBoston nor Bank of America nor any of their Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such party or its Subsidiaries or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                (b) All information and materials provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into between the parties as of October 23, 2003 (the "Confidentiality Agreement"). Nothing in this Agreement shall prohibit the disclosure of the tax treatment and tax structure, as those terms are used in Treasury Regulation
Section 1.6011-4, of the transactions contemplated by this Agreement (but no other details about the matters covered by this Agreement, including without limitation the identities of the parties) from and after the date of the public announcement by the parties of this Agreement and the Merger.

                (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth in this Agreement.

                6.3 SHAREHOLDER APPROVALS. Each of FleetBoston and Bank of America shall call a meeting of its shareholders to be held as soon as reasonably practicable for the purpose of obtaining the requisite shareholder approvals required in connection with this Agreement and the Merger, and each shall use its reasonable best efforts to cause such meetings to occur as soon as reasonably practicable and on the same date. The Board of Directors of each of FleetBoston and Bank of America shall use its reasonable best efforts to obtain from its respective shareholders the shareholder vote in favor of the approval and adoption of this Agreement required to consummate the transactions contemplated by this Agreement.

                6.4 LEGAL CONDITIONS TO MERGER. Each of Bank of America and FleetBoston shall, and shall cause its Subsidiaries to, use their reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII, to consummate the transactions contemplated by this Agreement, and (ii) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by FleetBoston or Bank of America or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

                6.5 AFFILIATES. FleetBoston shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of FleetBoston to deliver to the other, as soon as practicable after the date of this Agreement, and prior to the date of the meeting of the FleetBoston shareholders to be held pursuant to Section 6.3, a written agreement, in the form of Exhibit C.

                6.6 NYSE LISTING. Bank of America shall cause the shares of Bank of America Common Stock and the Bank of America Mirror Preferred Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

                6.7 EMPLOYEE MATTERS. (a) From the Effective Time through December 31, 2004 or such later date to the extent December 31, 2004 is not practicable based on the occurrence of the Effective Time (such date being referred to herein as the "Benefits Transition Date"), Bank of America shall provide the employees of FleetBoston and its Subsidiaries as of the Effective Time (the "Covered Employees") with employee benefits and compensation plans, programs and arrangements that are substantially similar, in the aggregate, to the employee benefits and compensation plans, programs and arrangements provided by FleetBoston or its Subsidiaries, as the case may be, to such employees immediately prior to the Effective Time. From and after the Benefits Transition Date, Bank of America shall provide the Covered Employees with employee benefits and compensation plans, programs and arrangements that are equivalent to those provided to similarly situated employees of Bank of America and its Subsidiaries. Notwithstanding anything contained herein to the contrary, from and after the Effective Time, a Covered Employee who is terminated during the period commencing at the Effective Time and ending on the second anniversary thereof shall be entitled to receive the severance payments and benefits under the applicable FleetBoston severance plan or policy as in effect immediately prior to the Effective Time (without amendment during such two year period following the Effective Time).

                (b)   From and after the Effective Time, Bank of America shall
(i) provide all Covered Employees with service credit for purposes of eligibility, participation, vesting and levels of benefits (but not for benefit accruals under any defined benefit pension plan except as otherwise provided in this Section 6.7(b)), under any employee benefit or compensation plan, program or arrangement adopted, maintained or contributed to by Bank of America or any of its Subsidiaries in which Covered Employees are eligible to participate, for all periods of employment with FleetBoston or any of its Subsidiaries (or their predecessor entities) prior to the Effective Time, (ii) cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any welfare benefit plans of Bank of America or any of its Subsidiaries to be waived with respect to the Covered Employees and their eligible dependents, to the extent waived under the corresponding plan in which the applicable Covered Employee participated immediately prior to the Effective Time and, with respect to life insurance coverage, up to the Covered Employee's current level of insurability, and (iii) give the Covered Employees and their eligible dependents credit for the plan year in which the Effective Time (or commencement of participation in a plan of Bank of America or any of its Subsidiaries) occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time (or the date of commencement of participation in a plan of Bank of America or any of its Subsidiaries). For purposes of any cash balance pension plan maintained or contributed to by Bank of America or any of its Subsidiaries in which Covered Employees become eligible to participate following the Effective Time (excluding the cash balance pension plans maintained or sponsored by FleetBoston immediately prior to the Effective Time), the Covered Employees' level of benefit accruals under any such plans (for periods of service following the date on which the Covered Employees commence participation in such plans) shall be determined based on the Covered Employees' credited service prior to the Effective Time (as recognized for the same purpose by FleetBoston for purposes of the cash balance pension plans maintained or sponsored by FleetBoston immediately prior to the Effective Time) and with the Surviving Corporation following the Effective Time.

                (c) From and after the Effective Time, Bank of America shall honor all accrued and vested benefit obligations to and contractual rights of current and former employees of FleetBoston and its Subsidiaries under the FleetBoston Benefit Plans. Bank of America agrees to take all action necessary to effectuate and satisfy the agreements and obligations set forth in Section 6.7(c) of the FleetBoston Disclosure Schedule.

                (d) Concurrently with the execution of this Agreement, Bank of America is entering into employment agreements with each of the FleetBoston employees whose names are set forth in Section 6.7(d) of the FleetBoston Disclosure Schedule.

                6.8 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of FleetBoston or any of its Subsidiaries or who is or was serving at the request of FleetBoston or any of its Subsidiaries as a director, officer, employee or agent of another person (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of FleetBoston or any of its Subsidiaries or (ii) this Agreement or any of the transactions contemplated by this Agreement, whether asserted or arising before or after the Effective Time, the parties shall cooperate and use their best efforts to defend against and respond thereto. From and after the Effective Time, Bank of America shall indemnify and hold harmless, as and to the fullest extent provided by applicable law, the FleetBoston Certificate, the FleetBoston Bylaws and any agreement set forth in Section 6.8 of the FleetBoston Disclosure Schedule, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reimbursement for reasonable fees and expenses incurred in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party as provided by the FleetBoston Certificate, the FleetBoston Bylaws and any agreement set forth in
Section 6.8 of the FleetBoston Disclosure Schedule), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation.

                (b) Bank of America shall use its reasonable best efforts to cause the individuals serving as officers and directors of FleetBoston or any of its Subsidiaries immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by FleetBoston (provided that Bank of America may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such.

                (c) The provisions of this Section 6.8 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

                6.9 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Bank of America, on the one hand, and a Subsidiary of FleetBoston, on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either party to the Merger, the proper officers and directors of each party and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Bank of America.

                6.10 ADVICE OF CHANGES. Each of Bank of America and FleetBoston shall promptly advise the other of any change or event (i) having or reasonably likely to have a Material Adverse Effect on it or (ii) that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided further that a failure to comply with this Section 6.10 shall not constitute the failure of any condition set forth in Article VII to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article VI to be satisfied.

                6.11 DIVIDENDS. After the date of this Agreement, each of Bank of America and FleetBoston shall coordinate with the other the declaration of any dividends in respect of Bank of America Common Stock and FleetBoston Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties that holders of FleetBoston Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of FleetBoston Common Stock and any shares of Bank of America Common Stock any such holder receives in exchange therefor in the Merger.

                6.12 EXEMPTION FROM LIABILITY UNDER SECTION 16(B). Bank of America and FleetBoston agree that, in order to most effectively compensate and retain FleetBoston Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Time, it is desirable that FleetBoston Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of FleetBoston Common Stock and FleetBoston Stock Options into shares of Bank of America Common Stock in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 6.12. Assuming that FleetBoston delivers to Bank of America the Section 16 Information (as defined below) in a timely fashion, the Board of Directors of Bank of America, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution providing that the receipt by FleetBoston Insiders of Bank of America Common Stock in exchange for shares of FleetBoston Common Stock, and of options on Bank of America Common Stock upon conversion of options on FleetBoston Common Stock, in each case pursuant to the transactions contemplated by this Agreement and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. "Section 16 Information" shall mean information accurate in all material respects regarding FleetBoston Insiders, the number of shares of FleetBoston Common Stock held by each such FleetBoston Insider and expected to be exchanged for Bank of America Common Stock in the Merger, and the number and description of the options on FleetBoston Common Stock held by each such FleetBoston Insider and expected to be converted into options on Bank of America Common Stock in connection with the Merger; provided that the requirement for a description of any FleetBoston Stock Options shall be deemed to be satisfied if copies of all FleetBoston Stock Plans, and forms of agreements evidencing grants thereunder, under which such FleetBoston Stock Options have been granted, have been made available to Bank of America. "FleetBoston Insiders" shall mean those officers and directors of FleetBoston who are subject to the reporting requirements of
Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

                6.13   NO SOLICITATION.

                (a) None of FleetBoston, its Subsidiaries or any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of FleetBoston or any of its Subsidiaries shall directly or indirectly (i) solicit, initiate or encourage or facilitate (including by way of furnishing information) or take any other action designed to facilitate any inquiries or proposals regarding any merger, share exchange, consolidation, sale of assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving FleetBoston or any of its Subsidiaries that, if consummated, would constitute an Alternative Transaction (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"), (ii) participate in any discussions or negotiations regarding an Alternative Transaction or (iii) enter into any agreement regarding any Alternative Transaction. Notwithstanding the foregoing, the Board of Directors of FleetBoston shall be permitted, prior to the meeting of FleetBoston shareholders to be held pursuant to Section 6.3, and subject to compliance with the other terms of this Section 6.13 and to first entering into a confidentiality agreement with the person proposing such Acquisition Proposal on terms substantially similar to, and no less favorable to FleetBoston than, those contained in the Confidentiality Agreement, to consider and participate in discussions and negotiations with respect to a bona fide Acquisition Proposal received by FleetBoston that the Board of Directors of FleetBoston, if and only to the extent that the Board of Directors of FleetBoston reasonably determines in good faith (after consultation with outside legal counsel) that failure to do so would cause it to violate its fiduciary duties.

                As used in this Agreement, "Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than Bank of America or its affiliates, directly or indirectly, acquires or would acquire more than 25 percent of the outstanding shares of FleetBoston Common Stock or outstanding voting power or of any new series or new class of preferred stock that would be entitled to a class or series vote with respect to the Merger, whether from FleetBoston or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, share exchange, consolidation or other business combination involving FleetBoston (other than the Merger), (iii) any transaction pursuant to which any person (or group of persons) other than Bank of America or its affiliates acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of FleetBoston and securities of the entity surviving any merger or business combination including any of FleetBoston's Subsidiaries) of FleetBoston, or any of its subsidiaries representing more than 25 percent of the fair market value of all the assets, net revenues or net income of FleetBoston and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving FleetBoston or any of its subsidiaries, other than the transactions contemplated by this Agreement, as a result of which the holders of shares of FleetBoston Common Stock immediately prior to such transaction do not, in the aggregate, own at least 75 percent of each of the outstanding shares of common stock and the outstanding voting power of the surviving or resulting entity in such transaction immediately after the consummation thereof in substantially the same proportion as such holders held the shares of FleetBoston Common Stock immediately prior to the consummation thereof.

                (b) FleetBoston shall notify Bank of America promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, or any material modification of or material amendment to any Acquisition Proposal, or any request for nonpublic information relating to FleetBoston or any of its Subsidiaries or for access to the properties, books or records of FleetBoston or any Subsidiary by any Person or entity that informs the Board of Directors of FleetBoston or any Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Bank of America shall be made orally and in writing, and shall indicate the identity of the Person making the Acquisition Proposal or intending to make or considering making an Acquisition Proposal or requesting non-public information or access to the books and records of FleetBoston or any Subsidiary, and the material terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal. FleetBoston shall keep Bank of America fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Acquisition Proposal, indication or request. FleetBoston shall also promptly, and in any event within 24 hours, notify Bank of America, orally and in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal in accordance with Section 6.13(a).


                (c) Nothing contained in this Section 6.13 shall prohibit FleetBoston or its Subsidiaries from taking and disclosing to its shareholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act.

                (d) FleetBoston and its Subsidiaries shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Bank of America) conducted heretofore with respect to any of the foregoing, and shall use reasonable best efforts to cause all Persons other than Bank of America who have been furnished confidential information regarding FleetBoston in connection with the solicitation of or discussions regarding an Acquisition Proposal within the 12 months prior to the date hereof promptly to return or destroy such information. FleetBoston agrees not to, and to cause its Subsidiaries not to, release any third party from the confidentiality and standstill provisions of any agreement to which FleetBoston or its Subsidiaries is or may become a party, and shall immediately take all steps necessary to terminate any approval that may have been heretofore given under any such provisions authorizing any person to make an Acquisition Proposal.

                (e) FleetBoston shall ensure that the officers, directors and all employees, agents and representatives (including any investment bankers, financial advisors, attorneys, accountants or other retained representatives) of FleetBoston or its Subsidiaries are aware of the restrictions described in this
Section 6.13 as reasonably necessary to avoid violations thereof. It is understood that any violation of the restrictions set forth in this Section 6.13 by any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of FleetBoston or its Subsidiaries, at the direction or with the consent of FleetBoston or its Subsidiaries, shall be deemed to be a breach of this Section 6.13 by FleetBoston.

                6.14 RESTRUCTURING EFFORTS. If either Bank of America or FleetBoston shall have failed to obtain the requisite vote or votes of its shareholders for the consummation of the transactions contemplated by this Agreement at a duly held meeting of its shareholders or at any adjournment or postponement thereof, each of the parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transaction provided for herein (it being understood that neither party shall have any obligation to alter or change the amount or kind of the Merger Consideration in a manner adverse to such party or its shareholders) and to resubmit the transaction to their respective shareholders for approval.


                                   ARTICLE VII


                              CONDITIONS PRECEDENT

                7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                (a) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted by the requisite affirmative vote of the holders of FleetBoston Common Stock entitled to vote thereon and by the requisite affirmative vote of the holders of Bank of America Common Stock entitled to vote thereon.

                (b) NYSE LISTING. The shares of Bank of America Common Stock and Bank of America Mirror Preferred Stock to be issued to the holders of FleetBoston Capital Stock upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                (c) REGULATORY APPROVALS. All regulatory approvals set forth in Sections 3.4 and 4.4 required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred as the "Requisite Regulatory Approvals").

                (d) FORM S-4. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, Injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Merger.

                7.2 CONDITIONS TO OBLIGATIONS OF BANK OF AMERICA. The obligation of Bank of America to effect the Merger is also subject to the satisfaction, or waiver by Bank of America, at or prior to the Effective Time, of the following conditions:

                (a) REPRESENTATIONS AND WARRANTIES. Subject to the standard set forth in Section 9.2, the representations and warranties of FleetBoston set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); and Bank of America shall have received a certificate signed on behalf of FleetBoston by the Chief Executive Officer or the Chief Financial Officer of FleetBoston to the foregoing effect.

                (b) PERFORMANCE OF OBLIGATIONS OF FLEETBOSTON. FleetBoston shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Bank of America shall have received a certificate signed on behalf of FleetBoston by the Chief Executive Officer or the Chief Financial Officer of FleetBoston to such effect.

                (c) FEDERAL TAX OPINION. Bank of America shall have received the opinion of its counsel, Cleary, Gottlieb, Steen & Hamilton, in form and substance reasonably satisfactory to Bank of America, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of FleetBoston and Bank of America, reasonably satisfactory in form and substance to it.

                7.3 CONDITIONS TO OBLIGATIONS OF FLEETBOSTON. The obligation of FleetBoston to effect the Merger is also subject to the satisfaction or waiver by FleetBoston at or prior to the Effective Time of the following conditions:

                (a) REPRESENTATIONS AND WARRANTIES. Subject to the standard set forth in Section 9.2, the representations and warranties of Bank of America set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); and FleetBoston shall have received a certificate signed on behalf of Bank of America by the Chief Executive Officer or the Chief Financial Officer of Bank of America to the foregoing effect.

                (b) PERFORMANCE OF OBLIGATIONS OF BANK OF AMERICA. Bank of America shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and FleetBoston shall have received a certificate signed on behalf of Bank of America by the Chief Executive Officer or the Chief Financial Officer of Bank of America to such effect.

                (c) FEDERAL TAX OPINION. FleetBoston shall have received the opinion of its counsel, Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to FleetBoston, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of FleetBoston and Bank of America, reasonably satisfactory in form and substance to it.


                                  ARTICLE VIII


                            TERMINATION AND AMENDMENT

                8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of FleetBoston or Bank of America:

                (a) by mutual consent of FleetBoston and Bank of America in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its respective entire Board of Directors;

                (b) by either the Board of Directors of FleetBoston or the Board of Directors of Bank of America if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                (c) by either the Board of Directors of FleetBoston or the Board of Directors of Bank of America if the Merger shall not have been consummated on or before the first anniversary of the date of this Agreement unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement;

                (d) by either the Board of Directors of Bank of America or the Board of Directors of FleetBoston if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of FleetBoston, in the case of a termination by Bank of America, or Bank of America, in the case of a termination by FleetBoston, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2 or 7.3, as the case may be, and which is not cured within 45 days following written notice to the party committing such breach or by its nature or timing cannot be cured within such time period; or

                (e) by either Bank of America or FleetBoston, if its Board of Directors determines in good faith by a majority vote that the other party has substantially engaged in bad faith in breach of its obligations under Section
6.14 of this Agreement.

                8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either FleetBoston or Bank of America as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of FleetBoston, Bank of America, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (i) Sections 6.2(b), 8.2, 9.3, 9.4,
9.9 and 9.10 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither FleetBoston nor Bank of America shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement. Notwithstanding the foregoing, in the event of any termination of this Agreement, the Stock Option Agreements shall remain in full force and effect in accordance with their respective terms.

                8.3  AMENDMENT. Subject to compliance with applicable law and
Section 1.1(b), this Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the shareholders of FleetBoston or Bank of America; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of FleetBoston and Bank of America, there may not be, without further approval of such shareholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of FleetBoston Common

Stock, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of FleetBoston and Bank of America, there may not be, without further approval of such shareholders, any extension or waiverof this Agreement or any portion hereof that reduces the amount or changes the form of the consideration to be delivered to the holders of FleetBoston Common Stock under this Agreement, other than as contemplated by this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE IX


                               GENERAL PROVISIONS

                9.1 CLOSING. On the terms and subject to conditions set forth in this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date and at a place to be specified by the parties, which date shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing), unless extended by mutual agreement of the parties (the "Closing Date").

                9.2 STANDARD. No representation or warranty of FleetBoston contained in Article III or of Bank of America contained in Article IV shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in
Article III, in the case of FleetBoston, or Article IV, in the case of Bank of America, has had or would be reasonably likely to have a Material Adverse Effect with respect to FleetBoston or Bank of America, respectively (disregarding for purposes of this Section 9.2 any materiality or Material Adverse Effect qualification contained in any representations or warranties). Notwithstanding the immediately preceding sentence, the representations and warranties contained in Section 3.2(a), in the case of FleetBoston, and Section 4.2(a), in the case of Bank of America, shall be deemed untrue and incorrect if not true and correct in all material respects.

                9.3 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 6.8 and for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time. After the Effective Time, the provisions of Section 1.11(a) may be amended by a vote of 75% of the Board of Directors of the Surviving Corporation. The provisions of Section 1.11(b) shall be subject to the continuing interpretation of the Board of Directors of the Surviving Corporation, which shall have the sole authority for interpreting such provisions consistent with the purposes reflected therein.

                9.4 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by FleetBoston and Bank of America.

                9.5 NOTICES. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)      if to FleetBoston, to:

                         FleetBoston Financial Corporation
                         100 Federal Street, 26th Floor
                         MA DE 10026A
                         Boston, Massachusetts  02110
                         Attention:  General Counsel
                         Facsimile:  (617) 434-6525

                         with a copy to:

                         Wachtell, Lipton, Rosen & Katz
                         51 West 52nd Street
                         New York, New York  10019
                         Attention:  Edward D. Herlihy, Esq.
                         Facsimile:  (212) 403-2000

                  and

        (b)      if to Bank of America, to:

                         Bank of America Corporation
                         100 South Tryon Street
                         NC1-002-29-01
                         Charlotte, North Carolina  28255
                         Attention:  General Counsel
                         Facsimile:  (704) 370-3515

                         with a copy to:

                         Cleary, Gottlieb, Steen & Hamilton
                         2000 Pennsylvania Avenue, NW
                         Washington, D.C. 20006-1801
                         Attention:  John C. Murphy, Jr., Esq.
                         Facsimile:  (202) 974-1999

                9.6 INTERPRETATION. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to a Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The FleetBoston Disclosure Schedule and the Bank of America Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law.

                9.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

                9.8 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement and the Stock Option Agreements, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreement and the Stock Option Agreements.

                9.9 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York applicable to contracts made and wholly-performed within such state, without regard to any applicable conflicts of law principles.

                9.10 PUBLICITY. Neither FleetBoston nor Bank of America shall, and neither FleetBoston nor Bank of America shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent (which consent shall not be unreasonably withheld) of Bank of America, in the case of a proposed announcement or statement by FleetBoston, or FleetBoston, in the case of a proposed announcement or statement by Bank of America; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of the NYSE.

                9.11 ASSIGNMENT; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                  IN WITNESS WHEREOF, FleetBoston and Bank of America have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    FLEETBOSTON FINANCIAL CORPORATION


                                    By: /s/ Charles K. Gifford
                                        --------------------------------------
                                    Name:   Charles K. Gifford
                                    Title:  Chairman and Chief Executive Officer

                                    BANK OF AMERICA CORPORATION

                                    By: /s/ Kenneth D. Lewis
                                        ----------------------------------------
                                    Name:   Kenneth D. Lewis
                                    Title:  Chairman and Chief Executive Officer























                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                            Form of Affiliate Letter


Bank of America Corporation

---------------------------
---------------------------

Ladies and Gentlemen:

                  I have been advised that as of the date hereof I may be deemed to be an "affiliate" of FleetBoston Financial Corporation, a Rhode Island corporation ("FleetBoston"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). I have been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of October 27, 2003 (the "Merger Agreement"), by and between Bank of America Corporation, a Delaware corporation ("Bank of America"), and FleetBoston, FleetBoston shall be merged with and into Bank of America (the "Merger") and each share of the common stock, par value $0.01 per share, of FleetBoston ("FleetBoston Common Stock") shall be converted into the right to receive 0.5553 of a share of common stock, par value $0.01 per share, of Bank of America ("Bank of America Common Stock"). All terms used in this letter but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

                  I represent, warrant and covenant to Bank of America that in the event I receive any Bank of America Common Stock as a result of the Merger:

        (a) I shall not make any sale, transfer or other disposition of Bank of America Common Stock in violation of the Act or the Rules and Regulations.

        (b) I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Bank of America Common Stock to the extent I believed necessary with my counsel or counsel for FleetBoston.

        (c) I have been advised that the issuance of Bank of America Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of FleetBoston I may be deemed to have been an affiliate of FleetBoston and the distribution by me of Bank of America Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of Bank of America Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Bank of America, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

        (d) I understand that Bank of America is under no obligation to register the sale, transfer or other disposition of Bank of America Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

        (e) I also understand that stop transfer instructions will be given to Bank of America's transfer agents with respect to Bank of America Common Stock and that there will be placed on the certificates for Bank of America Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

                  "The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under said act or an exemption from such registration."

        (f) I also understand that unless the transfer by me of my Bank of America Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Bank of America reserves the right to put the following legend on the certificates issued to my transferee:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

                  It is understood and agreed that the legends set forth above shall be removed by delivery of substitute certificates without such legend, and/or the issuance of a letter to Bank of America's transfer agent removing such stop transfer instructions, and the above restrictions on sale will cease to apply, if (A) one year (or such other period as may be required by Rule 145(d)(2) under the Securities Act or any successor thereto) shall have elapsed from the Closing Date and the provisions of such Rule are then available to me; or (B) if two years (or such other period as may be required by Rule 145(d)(3) under the Securities Act or any successor thereto) shall have elapsed from the Effective Date and the provisions of such Rule are then available to me; or (C) I shall have delivered to Bank of America (i) a copy of a letter from the staff of the

Commission, or an opinion of counsel in form and substance reasonably satisfactory to Bank of America, or other evidence reasonably satisfactory to Bank of America, to the effect that such legend and/or stop transfer instructions are not required for purposes of the Securities Act or (ii) reasonably satisfactory evidence or representations that the securities represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145 under the Securities Act or pursuant to an effective registration under the Securities Act.

                  I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse occupying my home,
(iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporate or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

                  It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms.

                  Execution of this letter should not be construed as an admission on my part that I am an "affiliate" of FleetBoston as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                                  Very truly yours,

                                                  By:
                                                      --------------------------
                                                      Name:

Accepted this [___] day of
[__________], 2003

Bank of America Corporation

By: ________________________
     Name:
     Title: